UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

CUBIC CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Cubic Proprietary Session 1: 8:00 - 8:45 a.m. Pacific Session 2: 3:00 - 3:45 p.m. Pacific Cubic Town Hall Tuesday Feb. 9

Cubic Proprietary This presentation contains Cubic proprietary information. Please do not share outside of Cubic. We sincerely appreciate your cooperation.

Cubic Proprietary Cubic has entered into an agreement to be acquired by Veritas Capital and Evergreen Coast Capital. 3 WHY? • Veritas and Evergreen believe that Cubic is a highly attractive business. • This partnership brings additional resources that we will leverage to accelerate our growth , which will benefit our employees and customers. • This transaction maximizes shareholder value ($70/sh.), providing them with a significant premium and liquidity.

Cubic Proprietary 4 • Veritas is an investment firm with an exclusive focus on investing at the intersection of government and technology . • Evergreen is the private equity affiliate of Elliott Investment Management; Evergreen focuses on investing in technology companies. Veritas and Evergreen are supportive of Cubic’s leadership and strategy. We look forward to working together to maximize our opportunities. Evergreen Coast Capital is a private equity fund of Elliott Management Who?

5 Introduction to Veritas Capital OVERVIEW Veritas is an investment firm with an exclusive focus on investing at the intersection of government and technology STRATEGY Veritas strives to make its companies more important to their customers by enhancing capabilities , investing in people, and energizing the business OBJECTIVE Veritas’ goal for Cubic’s business is to drive continued improvement through unwavering commitment to its customers and increased investment in mission critical technology 60,000+ total employees across Veritas’ portfolio 1 ~$17 billion total revenue across Veritas’ portfolio 2 (1) Includes employees from pending acquisitions (2) Includes revenue from pending acquisitions

6 Veritas’ values and mission Veritas’ mission is to deliver value to government customers and improve the lives of citizens Custodian of vital government infrastructure Focus on ethics Deliver value for customers & citizens Capital for innovation & growth Long - term orientation Commitment to employee development & partnership Veritas’ commitment to these values and focus on ethics have allowed us to be trusted partners of government customers. Our reputation is our most important asset.

7 Veritas approach Veritas is the leading investor in businesses that operate at the intersection of government and technology 1 To drive innovation and accelerate growth 4 Our portfolio operates complex, mission critical government infrastructure 2 We have a proven strategy 3 Investment in people Investment in products Investment in customers Rapid Action Best in class account management New product offerings Increased headcount Satisfied customers 104 acquisitions since inception 1 ~$54 billion in transaction value 1 (1) Includes pending acquisitions

8 Veritas is a custodian of vital government infrastructure and assets For over 20 years, Veritas portfolio companies have been trusted partners to government customers in building and reliably op era ting complex, mission critical infrastructure that supports government missions and citizens Provides critical remote learning resources and digital instructional materials to over 75% of U.S. school districts and serves 10+ million students Sole provider of tracking and communications infrastructure and services for every NASA space mission from launch to docking to re - entry Provides a cyber security platform for processing and storing highly sensitive data for the U.S. Department of Defense, analyzing 300 terabytes of data per day Administers benefits for 50 million Medicaid beneficiaries through its technology platform used to manage critical health and human services programs

9 Veritas has a vision for Cubic x Cubic is the leading Transportation and Defense player with a stable base of loyal customers x Together, we can position the company as the premier solutions provider to its customers through (i) investment in technology, people, and operational excellence, (ii) a focused growth and business development strategy, and (iii) pursuit of strategic M&A Opportunities with existing customers Cubic is the leading player in markets with high barriers to entry Multiple opportunities to cross - sell additional capabilities and services to deepen the relationship with customers Opportunities with new customers Opportunity to expand into new purchasers of Cubic’s products and services Cubic has fostered an unparalleled reputation in the marketplace which creates opportunity with new customers Investment in technology and people Focus on technology investment to deepen value proposition to existing customers and increase probability to win new customer s Invest in human resources to help accelerate strategic roadmap and business development opportunities Acquire complementary businesses Provide capital to expand capabilities via strategic acquisitions Refreshed focus as a private organization Undivided focus from board and management to achieve the strategic plan and create value for customers and other stakeholders Long - term orientation will allow Cubic to better align its strategy to the needs of customers Power of the portfolio Ability to partner with Veritas portfolio companies to augment internal capabilities Partnerships will accelerate strategic plans and opportunistically evaluate expansion into new markets Opportunities in adjacent markets Invest in technology and people to capture large adjacent market opportunities (e.g., tolling, commercial training, etc.)

10 Private ownership can help achieve this vision Cubic will continue to build on its strong foundation ▪ Will remain an independent company ▪ Existing management team will continue to lead Cubic ▪ Mission, values, and customer orientation remain unchanged ▪ Able to invest in the long - term success of its employees and customers versus focusing on short - term performance ▪ Benefits from Veritas’ intellectual property, experience, and complementary portfolio companies ▪ Access to additional capital to fund growth Benefiting from a partnership with Veritas as a private company

Cubic Proprietary 11 WHAT DOES THS MEAN FOR ME? • It’s business as usual. • Once the deal closes, we will be a privately held company with greater flexibility in how we operate. • We will continue to care for our people, care for our customers and focus on essentials. • We will maintain our absolute focus on Winning the Customer Obsession. • We are committed to keeping you informed. Find answers to frequently asked questions in the email announcement sent to all CUBES yesterday and available via Cubic CONNECT.

Cubic Proprietary Creating opportunities for CUBE development, company growth and customer innovation. 12 Transaction brings resources that we will leverage to accelerate our growth – now with the flexibility of being a private company. We remain driven by our purpose: Our TEAMS innovate to create a positive difference in people’s lives . We will continue to deliver on key initiatives of our NextCUBIC strategy – business continues as usual.

Cubic Proprietary Q&A on Zoom Please use the Q&A feature in your Zoom menu to submit and vote on questions. Find answers to frequently asked questions in the email announcement sent to all CUBES yesterday and available via Cubic CONNECT. Note: Slack will not be used as a primary channel for FAQs.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Cubic Corporation (“Cubic” or the “Company”), Veritas Capital (“Veritas”) and Evergreen Coast Capital Corporation (“Evergreen”). In connection with the proposed transaction, Cubic intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Cubic will mail or otherwise provide the definitive proxy statement and a proxy card to each shareholder of Cubic entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that Cubic may file with the SEC or send to its shareholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF CUBIC ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT CUBIC WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by Cubic with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or at Cubic’s website at www.cubic.com.

Participants in the Solicitation

This communication does not constitute a solicitation of proxy, an offer to purchase, or a solicitation of an offer to sell any securities. Cubic and its directors and executive officers are, and certain employees may be, deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction. Information regarding the names of such persons and their respective interests in the proposed transaction, by securities holdings or otherwise, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is set forth in Cubic’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the SEC on November 18, 2020, Amendment No. 1 to Cubic’s Annual Report on Form 10-K/A for the fiscal year ended September 30, 2020, filed with the SEC on January 28, 2021 and the definitive proxy statement on Schedule 14A for Cubic’s most recent Annual Meeting of Shareholders held in February 2020, which was filed with the SEC on January 17, 2020. To the extent Cubic’s directors and executive officers or their holdings of Cubic securities have changed from the amounts disclosed in those filings, to Cubic’s knowledge, such changes have been or will be reflected on initial statements of beneficial ownership on Form 3 or statements of change in ownership on Form 4 on file with the SEC. These documents are (or, when filed, will be) available free of charge at the SEC’s website at www.sec.gov or at Cubic’s website at www.cubic.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor created thereby. Statements that are not historical or current facts, including statements about beliefs and expectations and statements relating to the proposed transaction among the Company, Veritas and Evergreen, are forward-looking statements. These forward-looking statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity” and similar words or phrases or the negatives of these words or phrases. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including, but not limited to: the satisfaction of the conditions precedent to the consummation of the proposed transaction, including, the receipt of shareholder and regulatory approvals; unanticipated difficulties or expenditures relating to the proposed transaction; legal proceedings, judgments or settlements, including those that may be instituted against the Company, the Company’s board of directors and executive officers and others following the announcement of the proposed transaction; disruptions of current plans and operations caused by the announcement and pendency of the proposed transaction; potential difficulties in employee retention due to the announcement and pendency of the proposed transaction; the response of customers, suppliers, business partners and regulators to the announcement of the proposed transaction; and other risks and uncertainties and the factors identified under “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended September 30, 2020, and updated in subsequent reports filed by the Company with the SEC. These reports are available at www.cubic.com or www.sec.gov. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.